CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-272754, 333- 287054 and 333-287629 on Form S-3 and Registration Statement Nos. 333-256766, 333-265708, 333- 272848, 333-280506, and 333-288331 on Form S-8 of our report dated February 26, 2026, relating to the financial statements of Eos Energy Enterprises, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025. /s/ Deloitte & Touche LLP New York, NY February 26, 2026